                                                                      Exhibit 12

                       STATEMENT RE: COMPUTATION OF RATIOS

                                      Predecessor Company
                       -------------------------------------------------
                          Year     Six Months                   April 1,     May 20,        Total
                         Ended        Ended     Year Ended      1998 to     1998 to        Fiscal    Year Ended    Year Ended
                       September    March 31,    March 31,      May 19,     March 31,       Year       March 31,    March 31,
                        30, 1996      1997         1998          1998         1999         1999(2)       2000          2001
                       ---------    ---------   ----------      -------     ---------      -------   -----------   -----------
Income (Loss)
  Before Income
  Taxes and
  Minority
  Interests           $(702,467)     $85,985      $241,945      $ 6,770      $   (534)    $  6,236     $ (7,398)     $152,894
  Interest Expense       62,526       24,700        33,410        4,222       176,105      180,327      205,056       197,686
Interest Portion
  of Rental
  Expense                17,069        8,002        18,910        2,520        17,318       19,838       19,025        29,187
                      ---------     --------      --------      -------      --------     --------     --------      --------
  Adjusted

  Earnings (Loss)     $(622,872)    $118,687      $294,265      $13,512      $192,889     $206,401     $216,683      $379,767
                      =========     ========      ========      =======      ========     ========     ========      ========
Interest Expense        $62,526      $24,700       $33,410       $4,222      $176,105     $180,327     $205,056      $197,686

Interest Portion
  of Rental
  Expense                17,069        8,002        18,910        2,520        17,318       19,838       19,025        29,187
                      ---------     --------      --------      -------      --------     --------     --------      --------

Adjusted Fixed
  Charges               $79,595      $32,702       $52,320       $6,742      $193,423     $200,165     $224,081      $226,873
                      =========     ========      ========      =======      ========     ========     ========      ========

Ratio of
  Earnings to
  Fixed Charges(1)      N/A             3.63          5.62         2.00          1.00         1.03         0.97          1.67
                      =========     ========      ========      =======      ========     ========     ========      ========